SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.  240.14a-11(c) or ss.  240.14a-12

                            Schick Technologies, Inc.

                (Name of Registrant as Specified In Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies

     ------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

     ------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

     ------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

     ------------------------------------------------

5)   Total fee paid:

     ------------------------------------------------

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________________________

     2)   Form, Schedule or Registration Statement No. _____________

     3)   Filing Party: ________________________________________

     4)   Date Filed: _________________________________________

                                     [LOGO]




                                                              August 9, 2000



Dear Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Schick Technologies, Inc., to be held on Thursday, September 14, 2000, beginning at 5:00 p.m. at Yip's Food Court, located on the first floor of our building at 31-00 47th Avenue, Long Island City, New York.

     Information about the meeting and the various matters on which the stockholders will vote is included in the Notice of Meeting and Proxy Statement which follow. Also included is a proxy card and postage-paid return envelope.
Please sign, date and mail the enclosed proxy card in the return envelope provided, as promptly as possible, whether or not you plan to attend the meeting.

     I look forward to greeting you personally at the meeting.

                                              Sincerely,



                                              David B. Schick
                                              Chief Executive Office

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 14, 2000

               TO THE STOCKHOLDERS OF SCHICK TECHNOLOGIES, INC. :

     Notice is hereby given that the Annual Meeting of Stockholders of Schick Technologies, Inc. (the "Company") will be held on Thursday, September 14, 2000 at 5:00 p.m. at Yip's Food Court, located at 31-00 47th Avenue, Long Island City, New York, for the following purposes:

     1. To elect two (2) directors to serve for three-year terms or until their respective successors are elected and qualified, and to elect two (2) directors to serve for two-year terms or until their respective successors are elected and qualified;

     2.   To  approve  an  amendment  to  the  Company's  Amended  and  Restated
          Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.01 per share ("Common Stock"), from 25,000,000 to 50,000,000;

     3. To approve an amendment to the Company's 1996 Employee Stock Option Plan to increase the number of shares of Common Stock issuable thereunder from 1,000,000 to 3,000,000;

     4. To approve an amendment to the Company's 1997 Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock issuable thereunder from 35,000 to 300,000;

     5. To ratify the selection of Grant Thornton LLP as the Company's independent certified public accountants for the fiscal year ending March 31, 2001; and

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of Common Stock as of the close of business on August 7, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     In accordance with Delaware law, a list of the holders of Common Stock entitled to vote at the 2000 Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of the Company, 31-00 47th Avenue, Long Island City, New York.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND
     RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                             By Order of the Board of Directors,

                                             Zvi N. Raskin
                                             Secretary

Long Island City, New York
August 9, 2000

                                     [LOGO]


                                31-00 47th Avenue
                        Long Island City, New York 11101
                                 (718) 937-5765

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On September 14, 2000

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Schick Technologies, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on September 14, 2000, at 5:00 p.m., New York time, at Yip's Food Court, at 31-00 47th Avenue, Long Island City, New York, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about August 9, 2000.

     Only stockholders of record of the common stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on August 7, 2000 will be entitled to vote at the Annual Meeting. As of that date, a total of 10,136,113 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

     Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR approval of the amendment of the Company's Amended and Restated Certificate of

Incorporation, FOR approval of the amendment of the 1996 Employee Stock Option Plan, FOR approval of the amendment of the 1997 Stock Option Plan for Non-Employee Directors and FOR ratification of the selection of Grant Thornton LLP as the Company's independent certified public accountants. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

     If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter. The two nominees for director for two-year terms and the two nominees for director for three-year terms receiving the highest number of votes at the Annual Meeting will be elected. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the other proposals.

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.


                                  PROPOSAL ONE:

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. David B. Schick and Allen Schick, Ph.D. are the directors in the class whose term expires at the Annual Meeting. Additionally, Euval S. Barrekette, Ph.D. and Jonathan Blank, Esq., are the directors in the class whose term was initially scheduled to expire at the Company's Annual

Meeting of Stockholders in 1999. Such meeting was never held and Messrs. Barrekette's and Blank's terms as members of the Board of Directors shall expire once their respective successors are elected and qualified. The Board of Directors has nominated Messrs. David B. Schick and Allen Schick for re-election to the Board of Directors at the Annual Meeting for terms of three years, Mr. Barrekette for re-election and Mr. Blank for election to the Board of Directors at the Annual Meeting for terms of two years, and all nominees have indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Jeffrey T. Slovin and Robert Barolak serve in the class whose term expires in 2001. Upon the expiration of the term of a class of directors, the members of such class will generally be elected for three-year terms at the annual meeting of stockholders held in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

     The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. David B. Schick, Allen Schick, Euval S. Barrekette and Jonathan Blank, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

     Information concerning the nominees and incumbent directors whose terms will continue after the Annual Meeting is set forth below.

Euval Barrekette, Ph.D.       Age 69, has served as a  Director  of the  Company
(Nominee with new term        since April 1992. Dr. Barrekette's current term on
expiring in 2002)             the Board, which was initially scheduled to expire
                              at the Company's Annual Meeting of Stockholders in
                              1999,  shall expire once his  successor is elected
                              and  qualified.   Dr.  Barrekette  is  a  licensed
                              Professional  Engineer  in New York  State.  Since
                              1986 Dr. Barrekette has been a consulting engineer
                              and  physicist.  From 1984 to 1986 Dr.  Barrekette
                              was Group Director of Optical  Technologies of the
                              IBM  Large  Systems  Group.  From 1960 to 1984 Dr.
                              Barrekette  was  employed  at  IBM's  T.J.  Watson
                              Research Center in various  capacities,  including
                              Assistant Director of Applied Research,  Assistant
                              Director   of   Computer   Science,   Manager   of
                              Input/Output Technologies and Manager of Optics and Electrooptics. Dr. Barrekette holds an A.B.
                              degree from Columbia College, a B.S. degree from Columbia University School of Engineering, an M.S.
                              degree from its Institute of Flight Structures and a Ph.D. from the Columbia University Graduate

                              Faculties. Dr. Barrekette is a fellow of the American Society of Civil Engineers, a Senior Member of the Institute of Electronic & Electrical Engineers, and a member of The National Society of Professional Engineers, The New York State Society of Professional Engineers, The Optical Society of America and The New York Academy of Science. Dr. Barrekette is the uncle of David B. Schick and the brother-in-law of Dr. Allen Schick.


Jonathan Blank, Esq.          Age 55, has served as a  Director  of the  Company
(Nominee with new term        since  April  2000  when  he  was  elected  by the
expiring in 2002)             remaining Directors to fill a vacancy in the class
                              originally  scheduled  to expire at the  Company's
                              Annual  Meeting  of  Stockholders  in 1999.  Since
                              1979, Mr. Blank has been a member of the law firm of Preston Gates Ellis & Rouvelas Meeds LLP, a managing partner of the firm since 1995 and a member of the Executive Committee of Preston Gates
                              Ellis LLP since 1995. Mr. Blank is also a member of the Board of Directors of Marine Transport
                              Corporation and of its Audit Committee.


David B. Schick               Age 39, is a founder of the Company and, since its
(Nominee with new term        inception  in  April  1992,   has  served  as  the
expiring in 2003)             Company's Chief Executive  Officer and Chairman of
                              the  Board  of   Directors.   From  the  Company's
                              inception to December 1999, Mr. Schick also served
                              as the Company's  President.  Mr. Schick's current
                              term on the Board expires at the Company's  Annual
                              Meeting of  Stockholders  in 2000.  Mr.  Schick is
                              also  a  member  of  the  Board  of  Directors  of
                              Photobit Corporation. From September 1991 to April
                              1992,  Mr.  Schick was  employed  by Philips  N.V.
                              Laboratories,  where  he  served  as a  consulting
                              engineer  designing   high-definition   television
                              equipment.  From February 1987 to August 1991, Mr.
                              Schick was employed as a senior engineer at Cox and Company, an engineering firm in New York City.
                              From January 1985 to January 1987, Mr. Schick was employed as an electrical engineer at Grumman
                              Aerospace Co. Mr. Schick holds a B.S. degree in electrical engineering from the University of Pennsylvania's Moore School of Engineering. Mr.
                              Schick is the son of Dr. Allen Schick and the nephew of Dr. Barrekette.

Allen Schick, Ph.D.           Age 65, has served as a  Director  of the  Company
(Nominee with new term        since April 1992. Dr. Schick's current term on the
expiring in 2003)             Board expires at the Company's  Annual  Meeting of
                              Stockholders in 2000. Since 1981, Dr. Schick has been a professor at the University of Maryland and since 1988 has been a Visiting Fellow at the Brookings Institution. Dr. Schick holds a Ph.D.
                              degree from Yale  University.  Dr. Schick is David
                              B. Schick's father and the  brother-in-law  of Dr.
                              Barrekette.


Jeffrey T. Slovin             Age 35, has served as the Company's  President and
(Term expires in 2001)        as a Director since  December  1999. Mr.  Slovin's
                              current term on the Board expires at the Company's
                              Annual Meeting of Stockholders in 2001. Mr. Slovin
                              is  currently a Managing  Director of  Greystone &
                              Co., Inc.  ("Greystone & Co."). From 1996 to 1999,
                              Mr. Slovin served in various executive  capacities
                              at Sommerset  Investment  Capital  LLC,  including
                              Managing  Director,  and as President of Sommerset
                              Realty  Investment  Corp.  During 1995, Mr. Slovin
                              was a Manager at  Fidelity  Investments  Co.  From
                              1991 to  1994,  Mr.  Slovin  was  Chief  Financial
                              Officer of SportsLab  USA Corp.  and, from 1993 to
                              1994,   was   also   President   of   Sports   and
                              Entertainment  Inc. From 1987 to 1991,  Mr. Slovin
                              was an  associate  at Bear  Stearns  & Co.,  Inc.,
                              specializing  in  mergers  and   acquisitions  and
                              corporate finance. Mr. Slovin holds an MBA degree from Harvard Business School.


Robert Barolak                Age 46, has served as a  Director  of the  Company
(Term expires in 2001)        since December 1999. Mr. Barolak's current term on
                              the Board expires at the Company's  Annual Meeting
                              of Stockholders  in 2001.  Since 1989, Mr. Barolak
                              has been  employed  at  Greystone & Co. in various
                              executive  capacities  and has been its  Executive
                              Vice President  since 1995. From 1979 to 1989, Mr.
                              Barolak  was an  attorney  at the firm of  Ballard
                              Spahr  Andrews & Ingersoll,  LLP in  Philadelphia.
                              Mr.   Barolak   holds  a  J.D.   degree  from  the
                              University of Pennsylvania School of Law.


--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
         MESSRS. DAVID B. SCHICK, ALLEN SCHICK, EUVAL S. BARREKETTE AND
                  JONATHAN BLANK AS DIRECTORS OF THE COMPANY.
--------------------------------------------------------------------------------

Meetings and Committees of The Board of Directors

     During fiscal 2000, the Board of Directors held fourteen (14) meetings. Each Director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which he served. The Board of Directors has an Audit Committee and an Executive Compensation Committee, which are described below. The Company does not have a Nominating Committee.

     The Audit Committee consists of at least two directors. Its primary duties and responsibilities are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; review and appraise the audit efforts of the Company's independent certified public accountants; and provide an open avenue of communication among the independent certified public accountants, financial and senior management and the Board of Directors. The Audit Committee has oversight responsibility relating to the Company's accounting practices, internal financial controls and financial reporting, including the engagement of independent certified public accountants and the planning, scope, timing and cost of any audit as well as review of the independent accountant's report on the financial statements following completion of each such audit. On June 7, 2000, the Board of Directors approved a draft version of an Audit Committee Charter, pursuant to which the Audit Committee shall operate, but deferred implementation thereof for a period not to exceed 12 months. A copy of the draft Audit Committee Charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are Messrs. Blank and Slovin. The Audit Committee held six (6) meetings during fiscal 2000.

     The Executive Compensation Committee has oversight responsibility relating to the Company's employee benefit and compensation plans, including compensation of the executive officers and administering and recommending awards under the 1996 Employee Stock Option Plan. The Executive Compensation Committee is also responsible for the development and implementation of policies, procedures and other matters relating to the hiring and retention of management and for reviewing, monitoring and recommending (for approval by the Board of Directors) plans with respect to succession of the chief executive officer. The members of the Executive Compensation Committee during the fiscal year ended March 31, 2000 were Howard Wasserman, D.D.S. (until Mr. Wasserman resigned as a member of the Board of Directors in November 1999) and Robert J. Barolak (whose term commenced upon his election to the Board of Directors in December 1999, and who is currently the sole member).


Compensation of Directors

     Directors who are also employees of the Company are not separately compensated for any services they provide as directors. In fiscal 2000, each non-employee director of the Company was eligible to receive $500 for each meeting of the Board of Directors attended, $300 for each committee meeting attended, and an annual retainer of $1,200. The Company may, but did not, pay such fees in Common Stock. In addition, non-employee directors are eligible to receive annual grants of stock options under the Company's 1997 Stock Option Plan for Non-Employee Directors.

                               EXECUTIVE OFFICERS

     The following table shows the names and ages of all executive officers of the Company, their positions and offices and the period during which each such person served as an officer. The term of office of each executive officer is generally not fixed since each such person serves at the discretion of the Board of Directors of the Company.
                                                                         Officer
      Name                Age    Position                                 Since
      ----                ---    --------                                 -----
      David B. Schick....  39    Chairman of the Board and Chief
                                 Executive Officer                        1992

      Jeffrey T. Slovin..  35    President and Director                   1999

      Zvi N. Raskin......  37    Secretary and General Counsel            1992

      Stan Mandelkern....  40    Vice President of Engineering            1999

      William Rogers.....  59    Vice President of Operations             1999

      Michael Stone......  47    Vice President of Sales and Marketing    2000

      Ari Neugroschl.....  29    Vice President of Management
                                 Information Systems                      2000

     The business experience of each of the executive officers who is not a nominee for Director or a Director whose term of office will continue after the Annual Meeting is set forth below.

     ZVI N. RASKIN has served as Secretary of the Company since April 1992 and as General Counsel of the Company since September 1995. From April 1992 to May 1996, Mr. Raskin was a Director of the Company. Mr. Raskin is admitted to practice law before the Bars of the State of New York, the United States District Courts for the Southern and Eastern Districts of New York and the United States Court of Appeals for the Second Circuit. From 1992 to 1995, Mr. Raskin was a senior associate at the New York law firm of Townley & Updike. From 1990 to 1992, Mr. Raskin was an associate at the New York law firm of Dornbush Mandelstam & Silverman. Mr. Raskin holds a J.D. degree from Yale Law School.

     STAN MANDELKERN has served as the Company's Vice President of Engineering since November 1999. From 1998 to 1999, Mr. Mandelkern was the Company's Director of Electrical Engineering, and was a Senior Electrical Engineer at the Company from 1997 to 1998. From 1996 to 1997 Mr. Mandelkern was at Satellite Transmission Systems as Project Leader for the Digital Video Products Group. From 1989 to 1996 Mr. Mandelkern held various design and management positions at Loral Corp. Mr. Mandelkern holds a M.S. Degree in electrical engineering from Syracuse University.

     WILLIAM ROGERS has served as the Company's Vice President of Operations since January 2000. From August 1998 to January 2000, Mr. Rogers was the Company's Director of Materials and Manufacturing Engineering. From June 1995 to August 1998, Mr. Rogers was Director of Operations at Veeco Instruments Co., and from May 1993 to February 1995 was Director of Manufacturing for Scully Signal Company. Mr. Rogers holds a B.S. Degree in electrical engineering from Northeastern University.

     MICHAEL STONE has served as the Company's Vice President of Sales and Marketing since January 2000. From September 1993 to January 2000, Mr. Stone was General Manager of the Dental Division of Welch-Allyn Company, and from October 1989 to September 1993 was Director of Marketing for Welch-Allyn. Mr. Stone holds an MBA degree from the University of Rochester.

     ARI NEUGROSCHL has served as the Company's Vice President of Management Information Systems since July 2000. From November 1997 to July 2000, Mr. Neugroschl was the Company's Director of Management Information Systems, and from February 1996 to November 1997 he served as the Company's Director of Customer Service and Support. Mr. Neugroschl holds a B.S. in Economics from Yeshiva University.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation received for the fiscal years ended March 31, 2000, 1999 and 1998 by the Company's chief executive officer and each of the current and former executive officers of the Company whose total salary and other compensation exceeded $100,000 (the "Named Executives") for services rendered in all capacities (including service as a director of the Company) during the year ended March 31, 2000.

                           Summary Compensation Table

                                                                                           Long-Term
                                                                                          Compensation
                                            Annual Compensation                              Awards
                                            -------------------                              ------
                                                                                Other
                                                                                Annual      Securities        All Other
  Name and Principal           Fiscal                                           Compensa-   Underlying        Compensa
      Position                  Year      Salary($)        Bonus($)             tion(1)     Options(#)(2)     tion($)(3)
------------------------------------------------------------------------------------------------------------------------
                                2000   $    184,442      $       --                --             --        $      3,802
David B. Schick
Chairman of the Board           1999        217,500              --                --           12,251             3,980
and Chief Executive
Officer                         1998        143,385            39,692              --            3,267             4,569
------------------------------------------------------------------------------------------------------------------------
                                2000        165,769              --                --             --               3,144
Fred Levine
Former Vice President of        1999        179,167            47,500(4)           --           12,055             4,366
Sales and Marketing and
Former Director                 1998        137,318            23,826(4)           --            1,000             4,031
------------------------------------------------------------------------------------------------------------------------
                                2000        160,577            10,000              --             --               4,265
Zvi N. Raskin, Esq
General Counsel and             1999        132,500              --                --           17,006             3,286
Secretary
                                1998         99,539            25,000              --            2,343             3,113
------------------------------------------------------------------------------------------------------------------------
George C. Rough, Jr             2000        139,385(5)           --                --             --                --
Former Chief Financial
Officer                         1999         13,846(6)        150,000(7)           --          100,000(8)           --

                                1998           --                --                --             --                --

----------

(1) Aggregate amount does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.

(2) Represents options to purchase shares of Common Stock granted during fiscal 1998, 1999 and 2000, pursuant to the Company's 1996 Employee Stock Option Plan.

(3) Reflects amounts contributed by the Company in the form of matching contributions to the Named Executive's Savings Plan account during fiscal 1998, 1999 and 2000.

(4) Represents a commission received by Mr. Levine in connection with certain sales targets that were met or exceeded.

(5) Reflects payment of salary to Mr. Rough from April 1, 1999 through the termination of his employment with the Company in October 1999.

(6) Reflects payment of salary to Mr. Rough from March 1, 1999, upon commencement of his employment with the Company, through March 31, 1999.

(7) In connection with commencement of his employment with the Company in March 1999, Mr. Rough was paid a bonus of $150,000.

(8) Upon his employment with the Company on March 1, 1999, Mr. Rough was granted stock options to purchase 100,000 shares, 25% of which stock options were to vest on March 1, 2000, 25% on March 1,

     2001, 25% on March 1, 2002, and the remaining 25% on March 1, 2003, pursuant to the 1996 Employee Stock Option Plan. Upon his termination from employment with the Company in October 1999, all such options terminated.

Stock Option Grants

     No grants of options to purchase Common Stock were made by the Company during the year ended March 31, 2000 to any of the Named Executives.


Option Exercises and Year-End Value Table

     The following table sets forth information regarding the exercise of stock options during fiscal 2000 and the number and value of unexercised options held at March 31, 2000 by each Named Executive.

                   Aggregated Option Exercises in Fiscal 2000
                     and Fiscal 2000 Year-End Option Values

                                                       Number of
                                                       Securities              Value of
                                                       Underlying             Unexercised
                                                       Unexercised          "In-the-Money"
                                                       Options at             Options at
                     Shares                           March 31, 2000         March 31, 2000
                   Acquired on        Value            Exercisable/           Exercisable/
  Name             Exercise(#)     Realized ($)       Unexercisable         Unexercisable(1)
  ----             -----------     ------------       -------------         ----------------


David B. Schick        --               --            11,536 / 9,696            $ -- / --


Fred Levine            --               --             56,000(2) / 0           18,760 / 0


Zvi N. Raskin          --               --            6,425 / 12,673             -- / --


George C. Rough,       --               --                0/0(3)                 -- / --
Jr.

(1) Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $2.125 per share, the closing price per share on March 31, 2000, and the exercise price of the option, multiplied by the applicable number of options.

(2) Includes options to purchase 56,000 shares of Common Stock at an exercise price of $1.79 a share granted to Mr. Levine in fiscal 1996 in connection with Mr. Levine's commencement of employment with the Company, of which all options are vested. Such options expire on December 31, 2000.

(3) Upon his termination from employment with the Company in October 1999, all the stock options granted to Mr. Rough upon his employment with the Company on March 1, 1999, terminated and were returned to the Company.

                        EXECUTIVE COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under those acts.

     Compensation Philosophy: The Company does business in a highly competitive and dynamic industry. The Company's continued success in such an environment depends, in large part, on its ability to attract and retain talented senior executives. The Company must provide executives with long-and short-term incentives to maximize corporate performance, and reward successful efforts to do so. As a result, the Committee's compensation policies are designed to:

     (i) Provide a competitive level of compensation to attract and retain talented management;

     (ii) Reward senior executives for corporate performance;

     (iii)Align  the   interests  of  senior   executives   with  the  Company's
          stockholders in order to maximize stockholder value;

     (iv) Motivate   executive   officers  to  achieve  the  Company's  business
          objectives; and

     (v)  Reward individual performance.

     To achieve these compensation objectives, the Committee has developed compensation packages for senior executive officers generally consisting of base salary, a bonus arrangement and awards of stock options.

     Base Salary. The Company seeks to pay competitive salaries to executive officers commensurate with their qualifications, duties and responsibilities. In conducting salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance.

     Bonuses. The Committee believes that performance bonuses are a key link between executive pay and stockholder value.

     Option Grants. The Committee believes that equity ownership by executive officers provides incentive to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically recommends or awards an option grant upon hiring executive officers or within one year of their date of hire, subject to a maximum four-year vesting schedule. After the initial stock option grant, the Committee considers additional grants, usually on a semi-annual basis, under the 1996 Employee Stock Option Plan.

Options are granted at the current market price for the Company's Common Stock and, consequently, have value only if the price of the Common Stock increases over the exercise price for the period during which the option is exercisable. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

     Modification Of Compensation Policies. The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on tax deductions for compensation in excess of $1,000,000 paid to the Company's executive officers. The Compensation Committee has analyzed the impact of this provision of the tax law on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company has not and would not have been significant and has decided for the present not to modify the compensation policies of the Company based on such provision. In the event that a material amount of compensation might potentially not be deductible, it will consider what actions, if any, should be taken to seek to make such compensation deductible without compromising its ability to motivate and reward excellent performance.

     Chief Executive Officer Compensation. The Committee reviews the performance of the Chief Executive Officer, and other executive officers of the Company, generally on an annual basis. In January 2000, the Committee conducted a review of David B. Schick's compensation. The Committee considered salary data for other comparable companies and the Company's earnings and financial position in comparison to preceding years. Based upon this review and Mr. Schick's performance as C.E.O., in February 2000, the Company entered into a three-year employment agreement with Mr. Schick, pursuant to which he is employed as Chief Executive Officer of the Company. The term of the agreement is renewable thereafter on a year-to-year basis unless either party gives 60-day written notice of termination before the end of the then-current term. Mr. Schick's base annual salary is $200,000, subject to annual increases of at least ten percent (10%). In addition to base salary, Mr. Schick is eligible to receive annual merit or cost-of-living increases as may be determined by the Executive Compensation Committee, and approved by the Board of Directors. Mr. Schick will also receive incentive compensation in the form of a bonus which is calculated using a formula based on the Company's EBITDA as a percentage of the Company's net revenues. Additionally, all Company stock options held by, or to be issued to, Mr. Schick will immediately vest in the event that the Company has a change in control or is acquired by another company or entity.

                                 Robert Barolak


                                 Member of the Executive
                                 Compensation Committee

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. The members of the Executive Compensation
Committee during the fiscal year ended March 31, 2000 were Howard Wasserman, D.D.S. (until Mr. Wasserman resigned as a member of the Board of Directors in November 1999) and Robert J. Barolak (commencing upon Mr. Barolak's election to the Board of Directors in December, 1999). None of such persons is an officer or employee, or former officer or employee, of the Company or any of its subsidiaries. No interlocking relationship existed during the fiscal year ended March 31, 2000, between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor had any such interlocking relationship existed in the past. Mr. Barolak is an executive officer of Greystone & Co., an affiliate of Greystone Funding Corporation ("Greystone"), the lender to the Company under an Amended and Restated Loan Agreement dated as of December 27, 1999 (the "Loan Agreement") between the Company and Greystone.

     STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the Russell 2000 Index and the Dow Jones Advanced Technology Medical Devices Index from July 1, 1997 (the first trading day for the Company's Common Stock) through March 31, 2000, the end of the Company's fiscal year. The graph assumes investments of $100 on July 1, 1997 in the Company's Common Stock, the Russell 2000 Index and the Dow Jones Advanced Technology Medical Devices Index and assumes the reinvestment of all dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                           AMONG SCHICK TECHNOLOGIES,
                    RUSSELL 2000 INDEX AND PEER GROUP INDEX

  [THE FOLLOWING TABLE IS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                         7/01/97    9/30/97    12/31/97   3/31/98    6/30/98    9/30/98
                         -------    -------    --------   -------    -------    -------
SCHICK TECHNOLOGIES      100.00      85.23      88.35     115.91      70.17      78.98
PEER GROUP INDEX         100.00     111.34     109.46     121.08     126.96     111.42
RUSSELL 2000 INDEX       100.00     114.86     111.02     122.18     116.48      93.02


                         12/31/98   3/31/99    6/30/99    9/30/99    12/31/99   3/31/00
                         --------   -------    -------    -------    --------   -------
SCHICK TECHNOLOGIES       46.02      18.75      13.92       2.27       5.68       9.66
PEER GROUP INDEX         142.44     143.15     154.28     144.21     146.36     182.82
RUSSELL 2000 INDEX       107.90     101.70     117.12     109.35     129.04     137.81

                     ASSUMES $100 INVESTED ON JULY 01, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAR. 31, 2000


     CERTAIN TRANSACTIONS

     In connection with the Amended Loan Agreement with Greystone, the Company issued to Greystone warrants (the "Warrants") to purchase up to 17,250,000 shares (of which 4,250,000 are vested) of the Company's Common Stock, and to Jeffrey Slovin, as Greystone's designee, Warrants to purchase 750,000 shares of the Company's Common Stock. The Warrants are exercisable at $0.75 per share and are subject to anti-dilution adjustment. Mr. Slovin is the Company's President and serves as a Director of the Company as Greystone's designee. Messrs. Slovin and Robert Barolak, who also serves as a Director as Greystone's designee, are executive officers of Greystone & Co.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 7, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, (iii) each Named Executive of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                                      Number of Shares            Percentage of
Name                                                                  Beneficially Owned(1)       Outstanding Shares
----                                                                  ---------------------       ------------------
David B. Schick(2) .................................................. 2,197,590(3) ...............21.7%

George C. Rough Jr.(4) ..............................................        --(5) ...............   --

Fred Levine(6) ......................................................    97,792(7) ...............    *

Zvi N. Raskin(2) ....................................................   118,801(8) ............... 1.2%

Euval S. Barrekette(9) ..............................................   127,740(10) .............. 1.3%

Allen Schick(11) ....................................................   545,624(12) .............. 5.4%

Jeffrey T. Slovin(2) ................................................   760,000(13)............... 7.0%

Robert Barolak (14) .................................................    10,000(15)...............    *

Jonathan Blank(16) ..................................................   110,075(17) .............. 1.1%

Greystone Funding Corporation(18) ................................... 4,250,000(19) ..............29.5%

All current executive Officers and Directors
as a group(20) ...................................................... 4,024,404 ..................36.4%

*    Less than 1%

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 7, 2000 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2) Such person's business address is c/o Schick Technologies, Inc., 31-00 47th Avenue, Long Island City, New York 11101.

(3) Consists of 2,183,300 shares held jointly by Mr. Schick and his wife; 5,715 shares issuable upon the exercise of stock options granted to Mr. Schick in July 1996; 2,450 shares issuable upon the exercise of stock options granted to Mr. Schick in July 1997; 1125 shares issuable upon the exercise of stock options granted to Mr. Schick in April 1998; and 5,000 shares issuable upon the exercise of stock options granted to Mr. Schick in October 1998, pursuant to the 1996 Employee Stock Option Plan.

(4) Such person's business address is c/o PricewaterhouseCoopers LLP, 1301 Avenue of the Americas, New York, New York 10036.

(5) Upon his employment with the Company on March 1, 1999, Mr. Rough was granted stock options to purchase 100,000 shares, 25% of which stock options were to vest on March 1, 2000, 25% on March 1, 2001, 25% on March 1, 2002, and the remaining 25% on March 1, 2003, pursuant to the 1996 Employee Stock Option Plan. Upon his termination from employment with the Company in October 1999, all such options terminated and reverted to the Company.

(6)  Such person's address is 3 Cottonwood Lane, Wesley Hills, New York 10901.

(7) Consists of 41,792 shares held jointly by Mr. Levine and his wife, and 56,000 shares issuable upon the exercise of options granted to Mr. Levine in fiscal 1996.

(8) Consists of 34,800 shares held jointly by Mr. Raskin and his wife; an additional 75,000 shares (the "Shares") issued by the Company to Mr. Raskin on February 6, 2000, which are subject to the following restrictions on their sale or transfer: (i) none of the Shares may be sold or transferred prior to December 31, 2000, (ii) one-third (i.e., 25,000) of the Shares may be sold or transferred on or after December 31, 2000, (iii) an additional one-third (i.e., an additional 25,000) of the Shares may be sold or transferred on or after December 31, 2001, and (iv) the final one-third (i.e., the final 25,000) of the Shares may be sold or transferred on or after December 31, 2002. The aforementioned 75,000 shares are subject to a risk of forfeiture which expires as to 25,000 shares on each of December 31, 2000, 2001 and 2002; 1,755 shares issuable upon the exercise of stock options granted to Mr. Raskin in July 1997; 1,002 shares issuable upon the exercise of options granted to Mr. Raskin in April 1998; 2,500 shares issuable upon the exercise of options granted to Mr. Raskin in July 1998; and 5,000 shares issuable upon the exercise of options granted to Mr. Raskin in October 1998, pursuant to the 1996 Employee Stock Option Plan.

(9)  Such person's address is 90 Riverside Drive, New York, New York 10024.

(10) Consists of 115,240 shares held by Dr. Barrekette; 2,500 shares issuable upon the exercise of stock options granted to Dr. Barrekette in July, 1998; and 10,000 shares issuable upon the exercise of stock options granted to Dr. Barrekette in June, 2000, pursuant to the 1997 Directors Stock Option Plan.

(11) Such person's address is 1222 Woodside Parkway, Silver Spring, Maryland 20910.

(12) Consists of 488,324 shares held jointly by Dr. Schick and his wife; 44,800 shares held by Dr. Schick as custodian for the minor children of David Schick; 2,500 shares issuable upon the exercise of stock options granted to Dr. Schick in July 1998; and 10,000 shares issuable upon the exercise of stock options granted to Dr. Schick in June, 2000, pursuant to the 1997 Directors Stock Option Plan. Dr. Schick disclaims beneficial ownership of the 44,800 shares held as custodian.

(13) Consists of 750,000 shares issuable upon the exercise of warrants held by Mr. Slovin (which Mr. Slovin received as designee of Greystone) and 10,000 shares issuable upon the exercise of stock options granted to Mr. Slovin in June, 2000, pursuant to the 1997 Directors Stock Option Plan.

(14) Such person's business address is c/o Greystone & Co., 152 West 57th Street, New York, New York 10019.

(15) Consists of 10,000 shares issuable upon the exercise of stock options granted to Mr. Barolak in June 2000, pursuant to the 1997 Directors Stock Option Plan.

(16) Such person's business address is c/o Preston Gates Ellis & Rouvelas Meeds LLP, 1735 New York Avenue, NW, Washington, D.C. 20006.

(17) Consists of 100,075 shares held by Mr. Blank; and 10,000 shares issuable upon the exercise of stock options granted to Mr. Blank in June 2000, pursuant to the 1997 Directors Stock Option Plan.

(18) Greystone's address is 152 West 57th Street, New York, New York 10019.

(19) Consists of 4,250,000 shares issuable upon the exercise of warrants held by Greystone. Does not include 13,000,000 shares issuable upon exercise of warrants held by Greystone which vest if and when additional amounts are advanced under the Greystone Loan Agreement.

(20) Includes the shares underlying warrants described in Note 13 as well as shares subject to options held by current officers and directors.

     In connection with, and as a condition to, the Loan Agreement with Greystone on December 27, 1999, the Company, David B. Schick, Allen Schick and Greystone entered into a Stockholders Agreement (the "Stockholders Agreement") dated as of December 27, 1999. (David B. Schick and Allen Schick are collectively referred to herein as the "Stockholders") pursuant to which, among other things, (i) the Stockholders agree to vote shares of Common Stock which they or family members or certain affiliates own or which the Stockholders control (the "Stockholder Shares") as necessary to cause the Company's Board of Directors (the "Board") to consist of a minimum of six members or such other number as required by the Loan Agreement; (ii) the Stockholders agree to vote the Stockholder Shares in favor of the election or reelection of designees of Greystone for the number of seats on the Board (initially two) as provided in the Loan Agreement; (iii) the Stockholders agree to take action and vote to appoint a Greystone designee to fill any vacancy on the Board by reason of the death, resignation or removal of a Greystone designee; (iv) the Stockholders agree not to vote Stockholder Shares to remove a Greystone designee from the Board; (v) each Stockholder who is a director of the Company agrees, in his capacity as director (and subject to his fiduciary duties), to cause Jeffrey Slovin to hold the office of President of the Company and to vote as provided in clauses (i) through (iv) above, as well as to vote to elect or reelect (and not vote to remove) individuals appointed by Greystone to the audit committee and compensation committee of the Board, as provided in the Loan Agreement. The Stockholders have also agreed to vote all of their respective Stockholder Shares in favor of a proposal to increase the number of stock options available for grant to employees.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers and directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that the Form 3 for Mr. Stone, Vice President of Sales and Marketing, was not timely filed.

                                  PROPOSAL TWO

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The second item to be acted upon at the meeting is a proposal to approve an amendment (the "Amendment") to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), from 25,000,000 to 50,000,000. The Board of Directors of the Company has unanimously adopted a resolution declaring it advisable that the Certificate of Incorporation be so amended. The Board of Directors further directed that the Amendment be submitted for consideration by stockholders at the Annual Meeting. In the event the Amendment is approved by stockholders, the Company will thereafter execute and submit to the Delaware Secretary of State for filing a Certificate of Amendment of the Certificate of Incorporation providing for the Amendment. The Amendment will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State.

     Under the Certificate of Incorporation, the authorized capital stock of the Company consists of 25,000,000 shares Common Stock and 2,500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of the date of this Proxy Statement, there are 10,136,113 shares of Common Stock outstanding, no shares of Preferred Stock outstanding, and options and warrants for 19,723,392 shares outstanding, of which 6,197,762 were vested.

     The Board of Directors recommends that the Certificate of Incorporation be amended to ensure that sufficient shares of Common Stock are authorized and available for issuance (i) upon the exercise of warrants held by DVI Financial Services, Inc. ("DVI") and Greystone Funding Corporation ("Greystone") and Greystone's designee, as set forth in more detail below; and (ii) upon the exercise of stock options under the 1996 Employee Stock Option Plan (the "Plan") and the 1997 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), as well as to provide additional authorized shares of Common Stock for possible use in connection with future financings, investment opportunities, business transactions (including corporate mergers and acquisitions), employee benefit plans, distributions to existing stockholders (such as stock dividends or stock splits) or for other corporate purposes. The issuance of additional shares of Common Stock for any of these purposes could have a dilutive effect on earnings per share, depending on the circumstances, and could dilute a stockholder's percentage voting power in the Company. The Board of Directors will make the determination for future issuances of authorized shares of Common Stock, which will not require further action by the stockholders except in as otherwise provided by law or then applicable listing requirements.

     In connection with the renewal in July 1999 of notes for $6,222,000 payable to DVI, the Company granted DVI a warrant to purchase 650,000 shares of Common Stock at an exercise price of $2.19 per share, to expire on November 15, 2004. In connection with a June 2000 amendment of such notes, increasing their principal balance to $6,596,189, the warrant's exercise price was reduced to $0.75 per share and the expiration date extended to December 2006. The warrant provides an anti-dilution right entitling DVI to purchase up to 5% of the Company's issued and outstanding Common Stock on a fully-diluted basis. Such anti-dilution right terminates once the loans evidenced by such notes are repaid.

     In December 1999, the Company entered into a Loan Agreement (the "Loan Agreement") with Greystone to provide the Company with up to $7.5 million of subordinated debt in the form of a secured credit facility. Pursuant to the Loan Agreement, and to induce Greystone to enter into said Agreement, the Company issued to Greystone and its designees, warrants to purchase 3,000,000 shares of the Company's Common Stock at an exercise price of $.75 per share. The Company agreed to issue Greystone an additional 2,000,000 shares at an exercise price of $.75 per share in connection with a cash payment of $1 million by Greystone to the Company in consideration of a sale of Photobit stock by the Company to Greystone. The sale of the Photobit stock was made subject to a right of first refusal held by Photobit and it founders. By letter dated February 17, 2000, counsel for Photobit informed the Company that Photobit considers the Company's sale of its shares to Greystone to be void on the basis of the Company's purported failure to properly comply with Photobit's right of first refusal.

     On March 17, 2000, the Company and Greystone entered into an Amended and Restated Loan Agreement effective as of December 17, 1999 (the "Amended Loan Agreement"), which amended and restated the Loan Agreement, pursuant to which Greystone agreed to provide up to $7.5 million of subordinated debt in the form of a secured credit facility. The $1 million cash payment to the Company was converted as of December 27, 1999 into an initial advance of $1 million under the Amended Loan Agreement. Pursuant to the Amended Loan Agreement and to induce Greystone to enter into said Agreement, the Company issued warrants to Greystone and its designees, consisting of those warrants previously issued under the Loan Agreement and Photobit stock sale arrangement, to purchase 5,000,0000 shares, of the Company's Common Stock at an exercise price of $0.75 per share, exercisable at any time after December 27, 1999. Under the Amended Loan Agreement, the Company also issued to Greystone or its designees warrants (the "Additional Warrants") to purchase an additional 13,000,000 shares of common stock, which Additional Warrants will vest and be exercisable at a rate of two shares of Common Stock for each dollar advanced under the Amended Loan Agreement in excess of the initial draw of $1 million. Any Additional Warrants which do not vest prior to the expiration or surrender of the line of credit will be forfeited and canceled. In connection with the Greystone secured credit facility, effective as of February 15, 2000, DVI consented to the Company's grant to Greystone of a second priority lien encumbering the Company's assets, under and subject in priority and right of payment to all liens granted by the Company to DVI. To date, no additional funds have been advanced under the Amended Loan Agreement in excess of the initial draw of $1 million.

     Pursuant to the Stockholders Agreement with Greystone described under Security Ownership of Certain Beneficial Owners and Management described above, David B. Schick and Allen Schick have agreed to vote shares of Common Stock which they or their family members or certain affiliates own (an aggregate of approximately 2,716,424 shares) in favor of Proposal Two.

     The total number of shares of Common Stock for which options may be granted pursuant to the Plan was originally 470,400, subject to certain adjustments reflecting changes in the Company's capitalization. On September 10, 1998, the Company's stockholders approved an amendment to the Plan to increase the number of shares of Common Stock issuable thereunder from 470,400 to 1,000,000. Under Proposal Three below, such number would be increased to 3,000,000. As of the date of this Proxy Statement, 859,892 options are granted and outstanding under the Plan.

     The total number of shares for which options may be granted pursuant to the Directors Plan is 35,000, subject to certain adjustments reflecting changes in the Company's capitalization. Under Proposal Four below, such number would be increased from 35,000 to 300,000. As of the date of this Proxy Statement, 157,500 options are granted and outstanding under the Directors Plan, including 150,000 issued subject to approval of Proposal Four.

     If the DVI warrants (assuming no anti-dilution adjustment) and Greystone warrants and the outstanding employee stock and director options were to vest and be exercised in their entirety, the Company estimates that there would be 29,715,843 shares of Common Stock outstanding, which is in excess of the number currently authorized.

     Other than the shares which may be issued upon exercise of the options and warrants described above, the Company has no definitive plans or commitments requiring the issuance of additional shares of Common Stock, except for such shares as may be issuable in the normal course under the Company's employee benefit plans, within the amounts reserved for such purposes. The Board of Directors believes authorization of the additional shares is appropriate, however, so that it may have the flexibility to issue shares from time to time, without the delay of seeking stockholder approval (unless required by law or then applicable listing requirements), whenever, in its judgment, such issuance is in the best interest of the Company and its stockholders.

     In the event stockholders approve the Amendment, Article Sixth of the Certificate of Incorporation will be amended to increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000 to 50,000,000. The par value of such stock will remain one cent ($.0l) per share. The Amendment does not change the authorized preferred stock, which remains at 2,500,000 shares. Upon effectiveness of the Amendment, the first paragraph of Article Sixth of the Certificate of Incorporation will read as follows:

     "SIXTH: CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty-two million five hundred thousand (52,500,000), of which fifty million (50,000,000) shall be common stock, par value $.01 per share (the "Common Stock"), and two million five hundred thousand (2,500,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock")."

     Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed Amendment is not in response to any effort by any person or group to accumulate the Company's stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement a series of anti-takeover measures.


--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
               THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION
--------------------------------------------------------------------------------


                                 PROPOSAL THREE

                            APPROVAL OF AMENDMENT TO
                         1996 EMPLOYEE STOCK OPTION PLAN

     The third item to be acted upon at the meeting is a proposal to approve an amendment to the Company's 1996 Employee Stock Option Plan (the "Plan") to increase the number of shares of Common Stock issuable under the Plan from 1,000,000 to 3,000,000 (the "Amendment"). Otherwise, the Plan would remain unchanged.

     The Plan, which was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996, provides for the grant to officers, employees of the Company and consultants, advisors and independent contractors of the Company of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that are non-qualified for federal income tax purposes. The purpose of the Plan is to attract, retain and reward officers, employees and others providing services to the Company, and any successor corporation thereto and any present or future parent and/or subsidiary corporations of such corporation, and to motivate such persons to contribute to the growth and profitability of the Company in the future. The total number of shares of Common Stock for which options may be granted pursuant to the Plan was originally 470,400, subject to certain adjustments reflecting changes in the Company's capitalization. On September 10, 1998, the Company's stockholders approved an amendment to the Plan to increase the number of shares of Common Stock issuable thereunder from 470,400 to 1,000,000. As of the date of this Proxy Statement, 859,892 options are granted and outstanding under the Plan. The Plan must be administered by the Board of Directors and/or by a duly appointed committee thereof. The Executive Compensation Committee determines, among other things, which officers, employees, consultants, advisors and contractors will receive options under the plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the vesting schedule, the number of shares subject to each option, and, subject to certain conditions discussed below, the exercise price of the option and duration of the options. Members of the Executive Compensation Committee are not eligible to receive options under the Plan. To date, the entire Board of Directors has approved each grant under the Plan. The Board of Directors recommends that additional options be available for issuance under the Plan.

     The exercise price of incentive stock options is determined by the Executive Compensation Committee, but may not be less than the fair market value of the Common Stock on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any participant in the Plan who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of the Common Stock on the date of grant and the term of such option may not exceed five years from the date of grant.

     The exercise price of non-qualified stock options is determined by the Executive Compensation Committee on the date of grant, but may not be less than 85% of the fair market value of the Common Stock on the date of grant, and the term of such option may not exceed ten years from the date of grant.

     Payment of the exercise price may generally be made by cash, check or cash equivalent, by tender of shares of Common Stock then owned by the optionee, by a recourse promissory note in a form approved by the Company, by the assignment of the proceeds of the sale of some or all of the shares of Common Stock being acquired upon the exercise of an option or by any combination of the foregoing. Options may be granted which do not permit all of the foregoing forms of payment. Options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee.

     The Board of Directors has the right at any time and from time to time to terminate or amend the Plan or any option without the consent of the Company's stockholders or optionees, provided, however, that no such action may adversely affect options previously granted without the optionee's consent, and provided further that no such action, without the approval of the stockholders of the Company, may increase the total number of shares of Common Stock which may be purchased pursuant to options under the Plan or expand the class of persons eligible to receive grants of options under the Plan. The expiration date of the Plan, after which no option may be granted thereunder, is April 22, 2006.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The grant of an option is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, for a grant which is not exempt under such Section. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

     Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

     Pursuant to the Stockholders Agreement with Greystone described under "Security Ownership of Certain Beneficial Owners and Management" above, David B. Schick and Allen Schick have agreed to vote shares of Common Stock which they or their family members or certain affiliates own (an aggregate of approximately 2,716,424 shares) in favor of Proposal Three.

--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
              THE AMENDMENT TO THE 1996 EMPLOYEE STOCK OPTION PLAN
--------------------------------------------------------------------------------


                                  PROPOSAL FOUR

                            APPROVAL OF AMENDMENT TO
                           1997 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

     The fourth item to be acted upon at the meeting is a proposal to approve an amendment to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "Directors Plan") to increase the number of shares of Common Stock issuable under the Plan from 35,000 to 300,000 (the "Directors Plan Amendment"). Otherwise, the Directors Plan would remain unchanged.

     The Directors Plan, which was adopted by the Board of Directors in April 1997, provides members of the Company's Board of Directors (who are not employees of the Company) with stock options that are non-qualified for federal income tax purposes. The purpose of the Directors Plan is to assist the Company in attracting, retaining and compensating qualified individuals who are not employees for service as members of the Board of Directors by providing such individuals with an ownership interest in the Company's Common Stock. The Directors Plan allows non-employee Directors a personal financial stake in the Company through ownership interest in the Company's Common Stock and strengthens their mutual interest with the Company's stockholders in increasing the value of the Company's stock over the long term. The total number of shares of Common Stock for which options may be granted pursuant to the Directors Plan was originally 35,000, subject to certain adjustments reflecting changes in the Company's capitalization. On June 7, 2000, the Board of Directors, subject to the approval of the Stockholders, granted options to non-employee Directors in the total amount of 150,000 options. As of the date of this Proxy Statement, an aggregate of 157,500 Options, including the 150,000 options granted on June 7, 2000, are granted and outstanding under the Directors Plan.

     All directors who are not employees of the Company ("Director Participants") are eligible to receive options under the Directors Plan. The Directors Plan provides for the grant to each Director Participant upon each anniversary of such Director Participant's joining the Board of Directors options to purchase 500 shares of Common Stock. The Directors Plan is administered by the Board of Directors (or a committee designated by the Board of Directors) which determines the time when options will be granted (other than those to be granted on the anniversary of a Director Participant's joining the Board), the terms of the options, the initial exercise date of the options and the number of shares of Common Stock subject to any options in addition to the 500-share annual grant. The term of such options may not exceed ten years from the date of grant.

     The exercise price of each option is 100% of the fair market value of the Common Stock on the date of grant. Options provided under the Directors Plan generally vest at least six months after the date of grant and are subject to certain other restrictions at the

Board  of  Directors'  sole   discretion.   Options  will  also  generally  vest
immediately by the holder thereof at the time of a change of control of the Company.

     Payment of the exercise price may generally be made by cash, by tender of shares of Common Stock then owned by the optionee, by a recourse promissory note in a form approved by the Company, by the Company's withholding of shares of Common Stock being acquired upon the exercise of an option equal in value to the exercise price, by any combination of the foregoing or on such other terms and conditions as the Board of Directors determines. Except for permitted transfers of options to certain family members and family, options granted pursuant to the Plan are not transferable, except by will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee.

     The Board of Directors has the right at any time and from time to time to terminate or amend the Directors Plan or any option without the consent of the Company's stockholders or optionees, provided, however, that no such action may adversely affect options previously granted without the optionee's consent. The expiration date of the Directors Plan, after which no option may be granted thereunder, is the date of the Annual Meeting of Stockholders of the Company in 2007.

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the Directors Plan. The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option.

     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, for a grant which is not exempt under such Section. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

     Under the Directors Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

     Pursuant to the Stockholders Agreement with Greystone described under "Security Ownership of Certain Beneficial Owners and Management" above, David B. Schick and Allen Schick have agreed to vote shares of Common Stock which they or their family members or certain affiliates own (an aggregate of approximately 2,716,424 shares) in favor of Proposal Four.


--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
                THE AMENDMENT TO THE 1997 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS.
--------------------------------------------------------------------------------


                                  PROPOSAL FIVE

              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as independent accountants for the Company for the fiscal year ending March 31, 2001. A proposal to ratify the appointment of Grant Thornton LLP will be presented at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Grant Thornton LLP is not approved by the stockholders, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

We first engaged Grant Thornton as our independent accountants on September 17, 1999. On August 25, 1999 PricewaterhouseCoopers LLP, the Company's prior independent accountants, had informed the then Chief Financial Officer of the Company of its resignation as the independent accountants of the Company. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the years ended March 31, 1997 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. PricewaterhouseCoopers LLP did not complete their audit or issue an audit opinion on the financial statements for the year ended March 31, 1999. The decision to resign was made by PricewaterhouseCoopers LLP and was neither recommended nor approved by the Company's Audit Committee or Board of Directors. In connection with its audits for the years ended March 31, 1997 and 1998 and through August 25, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of

PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. The following matters were previously communicated by PricewaterhouseCoopers LLP during the years ended March 31, 1998 and 1999 and the interim period through August 25, 1999, and are included herein pursuant to Paragraph 304(a) (1) (v) of Regulation S-K:

     (a) In their report to the Audit Committee of the Company, entitled "Recommendations to Improve Internal Accounting Controls and Administrative Efficiencies," dated May 9, 1997 (which related to the audit of the March 31, 1997 financial statements and was presented to the Audit Committee on October 27, 1997), PricewaterhouseCoopers LLP noted certain matters involving internal control and its operation that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. PricewaterhouseCoopers LLP noted that certain deferrals, accruals and estimates required to present accurate and consistent interim financial results had not been reflected in the
     Company's interim financial statements. PricewaterhouseCoopers LLP recommended the Company implement formal procedures to ensure that its interim financial statements be prepared on a basis consistent with the preparation of its annual statements.

          PricewaterhouseCoopers LLP also noted a lack of written evidence of approval for transactions with related parties by an independent unrelated officer of the Company. PricewaterhouseCoopers recommended that all transactions with related parties be reviewed and authorized by an independent and unrelated officer of the Company and that supporting documentation be signed by such officer indicating evidence of review.

          PricewaterhouseCoopers LLP noted that monthly physical inventory counts were not all inclusive and that count sheets for items counted were not maintained. PricewaterhouseCoopers LLP further noted that labor and overhead rates and inventory pricing were not updated on a monthly basis. The Company did not have perpetual inventory or standard cost systems at that time. PricewaterhouseCoopers LLP recommended that the Company perform a complete count of physical inventory, update raw material pricing, production yields and labor and overhead rates on a monthly basis and retain original count sheets from each monthly physical count for at least four fiscal quarters.

          PricewaterhouseCoopers LLP noted that the Company did not maintain formal procedures to track compliance with its debt covenants. PricewaterhouseCoopers LLP recommended that the Company implement formal procedures to track and ensure compliance with covenants contained in its debt agreements.

     (b) In their report to the Audit Committee of the Company, entitled "Recommendations to Improve Internal Accounting Controls and Administrative Efficiencies," dated June 9, 1998 (which related to the audit of the March 31, 1998 financial statements and was presented to the Audit Committee on September 11, 1998), PricewaterhouseCoopers LLP noted certain matters involving internal control and its operation that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. PricewaterhouseCoopers LLP considered certain of those reportable conditions to be material control weaknesses.

          PricewaterhouseCoopers LLP recommended that the Company implement a computerized perpetual inventory system, which it believed would allow the Company to (i) manage its inventory in a more efficient and accurate manner, (ii) better match inventory levels to the Company's production needs and sales projections, and (iii) assist management in determining whether inventory includes items which are obsolete or in excess of current demand. PricewaterhouseCoopers LLP believed that the lack of such a system contributed to the significant increase in inventory levels, which exceeded the corresponding increase in sales volume and expanded production requirements. The lack of a perpetual inventory system during fiscal 1998 required the Company to perform a full physical inventory each month to determine inventory on hand and cost of sales. PricewaterhouseCoopers LLP indicated that the lack of a perpetual inventory system significantly increases the risk of an inaccurate inventory valuation, and limited the ability of management to assess levels of excess and obsolete inventory and to determine what items are on hand at any point in time.
     PricewaterhouseCoopers LLP considered the Company's lack of a perpetual inventory system to be a material control weakness.

          PricewaterhouseCoopers LLP noted significant errors in the calculation of inventory value. Such errors resulted from the cumbersome preparation process and the lack of timely management review of inventory costing and valuation reports. Labor and overhead rates, as well as inventory prices were not updated on a timely basis. In addition, new products were not allocated labor and overhead. Labor costs were not captured and measured by product and the allocation of the costs of miscellaneous production supplies was not well supported. PricewaterhouseCoopers LLP recommended that the Company update raw material pricing, production yields, and labor and overhead rates on a monthly basis and that inventory valuation calculations be appropriately reviewed in a timely manner each month. PricewaterhouseCoopers LLP considered the Company's lack of timely update and review of inventory costing and valuation to be a material control weakness.

          PricewaterhouseCoopers LLP noted that the Company did not maintain the detail of parts issued to customers pursuant to warranty obligations. (If the customer requires a replacement component the Company will ship the replacement component prior to receiving the potentially defective component from the customer ("RMA part").) PricewaterhouseCoopers LLP recommended the Company implement procedures to maintain and update on a timely basis a detailed listing of RMA parts, and such listing should be compared on a monthly basis to the corresponding value included in inventory.

          PricewaterhouseCoopers LLP also noted the Company did not have formal procedures for managing inventory held by third parties, nor did it have procedures for tracking and reconciling advances and payments made to such third parties against quantities produced and shipped. PricewaterhouseCoopers LLP recommended that the Company establish formal procedures to manage, track and reconcile both inventory levels of components manufactured and held by third parties and amounts advanced and paid to third parties.

     (c) On February 22, 1999, PricewaterhouseCoopers LLP advised the Audit Committee that the previously weak internal control structure had further deteriorated, and PricewaterhouseCoopers LLP can give no assurance on the quarterly financial statements. Further, on March 23, 1999, PricewaterhouseCoopers LLP provided the Audit Committee with an update of Material Control Weaknesses and Reportable Conditions resulting from limited procedures performed by them, not comprising an audit, relating to the quarter ended December 31, 1998. PricewaterhouseCoopers LLP made the following recommendations regarding material control weaknesses:

          (i) The Company should improve the accuracy of its perpetual inventory records and fully integrate its perpetual inventory system with the general ledger. The Company should create standard reports from its inventory system to allow management to manage inventory in a more efficient and accurate manner, better match inventory levels and purchasing requirements to production needs and sales projections, and to assist management in evaluating obsolete and slow moving inventory.

          (ii) Ensure that product returns are recorded in the Company's accounting system in a timely manner.

          (iii) Enforce procedures for approval of returns in accordance with Company policies.

          (iv) Formally document and enforce credit granting policies, prior to shipment of goods, in order to ensure proper revenue recognition and collectability of accounts receivable.

The following recommendations were made by PricewaterhouseCoopers LLP regarding reportable conditions:

          (i) Analyze and reconcile all inventory and cost of sales related accounts in the general ledger.

          (ii) Establish procedures to maintain and update the detailed listing of RMA-parts inventory, including tracking of recovery rates.

          (iii) Establish formal procedures to manage, track and reconcile both the inventory levels of components manufactured and held by third parties and amounts advanced and paid to third parties.

          (iv) Establish policies to review inventory balances for obsolete, slow moving and excess items.

          (v) Establish procedures to track sales returns by product and the reason for return in order to better analyze and report the results of operations.

          (vi) Establish procedures for timely review of the status of accounts receivable including accounts receivable aging and significant outstanding balances. Management should assess the recoverability of accounts receivable and establish appropriate reserves for bad debts as necessary.

     Furthermore, in the course of the preparation of the Company's 1999 financial statements, the Company's then-Chief Financial Officer (who commenced employment with the Company on March 1, 1999) identified certain customer sales and sales promotion programs undertaken during fiscal 1999, some of which circumvented the Company's system of internal controls and raised revenue recognition questions (the "Sales Practices"). In June 1999, the Company's management brought the Sales Practices to the attention of PricewaterhouseCoopers LLP for consideration in connection with their audit of the financial statements for the year ended March 31, 1999. In addition, in the course of its audit work, PricewaterhouseCoopers LLP received an accounts receivable confirmation reply from one of the Company's customers indicating that a Company salesperson had granted the customer extended payment terms in a side letter to the customer. In a meeting with the Audit Committee of the Board of Directors of the Company on June 29, 1999, PricewaterhouseCoopers LLP discussed the Sales Practices with the Audit Committee and requested that the Audit Committee perform an independent investigation. PricewaterhouseCoopers LLP also informed the Audit

Committee that no assurance can be given on the Company's quarterly financial statements by PricewaterhouseCoopers LLP and that the audit of the Company's March 31, 1999 financial statements was incomplete, and that after the investigation was completed, PricewaterhouseCoopers LLP would reassess the scope of the audit. On July 1, 1999 the Audit Committee engaged independent legal counsel to provide legal advice to the Committee and to perform an investigation of the Sales Practices.

     Legal counsel was asked by the Audit Committee to: (i) determine the facts and circumstances of the Sales Practices and their potential effects on the Company's fiscal 1999 interim and annual financial statements; (ii) take reasonable steps to identify any other sales practices that may have a material effect on the Company's interim and annual financial statements for fiscal 1999; and (iii) make recommendations to the Audit Committee concerning appropriate remedial measures based on legal counsel's findings. Legal counsel conducted the investigation in an expedited manner to ensure a prompt response to the Audit Committee. PricewaterhouseCoopers LLP was consulted with concerning the initial scope of the investigation.

     In addition, the Audit Committee also engaged independent accountants, Ernst & Young LLP, to perform certain agreed-upon procedures concerning the Company's revenue recognition policies and practices during fiscal 1999. PricewaterhouseCoopers LLP was consulted with concerning the initial scope of the agreed-upon procedures performed by Ernst & Young LLP.

     During the course of the investigation consultations were held with PricewaterhouseCoopers LLP to discuss preliminary findings and the results of the agreed-upon procedures performed by Ernst & Young LLP. During these consultations PricewaterhouseCoopers LLP requested that certain additional agreed-upon procedures be performed based on the preliminary findings. The Company accepted all suggestions for additional agreed-upon procedures.

     On August 12, 1999, legal counsel and Ernst & Young LLP met with PricewaterhouseCoopers LLP to discuss the results of their work and the preliminary recommendations of legal counsel. At such meeting, PricewaterhouseCoopers LLP commented upon legal counsel's preliminary recommendations and as a result legal counsel added recommendations.

In a report dated August 13, 1999, legal counsel reported the following conclusions:

1. Financial statements for the year ended March 31, 1999. The Sales Practices legal counsel was asked to investigate were largely trial programs and consignment orders. Nothing came to counsel's attention during the course of their investigation that indicates that the Company continued to engage in any of the Sales Practices as of

March 31, 1999, or that any material misstatement exists in the Company's financial statements as of March 31, 1999 as a result of any sales practices.

2. Interim financial statements for the quarters ended June 30, September 30 and December 31, 1998. Legal counsel determined, in conjunction with Ernst & Young LLP, that certain transactions they investigated failed to qualify as sales or were prematurely (or in some cases erroneously) recognized as sales. These transactions primarily consisted of "Bill & Hold" transactions, promotional programs whereby the customer was provided a trial period prior to the actual purchase of the Company's CDR and accuDEXA systems and consignment sales to distributors. In addition, during the course of the investigation certain additional revenue recognition issues were identified. None of the additional issues affected the financial statements as of March 31, 1999. These additional issues consisted of trial programs "Bill & Hold" transactions recorded during the first quarter of fiscal 1999, the deferral of sales revenue and unusual extended payment terms. Upon consultation with Ernst & Young LLP, legal counsel concluded that the magnitude of prematurely and/or improperly recorded revenues was material to the Company's interim financial statements for the first, second and third quarters of fiscal 1999. Accordingly, the Company intends to restate such interim financial statements as soon as practical after the retention of new independent accountants.

Based on its findings the legal counsel recommended the following remedial actions to the Audit Committee:

1. Chief Operating Officer. Legal counsel recommended that the Company hire an experienced executive for a newly-created position of Chief Operating Officer, who will have responsibility for managing the operations of the Company, including the accounting and financial reporting functions.

2. Personnel Changes. As part of the Company's efforts to improve its control environment and put an end to the Sales Practices that led to the misstatements of the Company's interim financial statements, legal counsel recommended that the Company's incumbent vice president of sales and marketing, its vice president of operations and its director of vendor relations be removed from their positions.

3. Documentation and Enforcement of Policies Concerning Sales. Legal counsel recommended that the Company (i) ensure that all policies relating to sales terms, returns and payments are fully and clearly documented; (ii) prepare written policies requiring appropriate authorizations for any variances from established policies and requiring the recording of any such variances in the Company's order processing system; and (iii) strictly enforce all policies.

4. Change in the Constitution of the Audit Committee. Although legal counsel noted that it was impressed by the professionalism and responsiveness of both members of the Audit Committee and believed that the Audit Committee had properly discharged its responsibilities during 1999, counsel noted that one member of the Committee, Euval Barrekette, is related by marriage to David Schick, the Chief Executive Officer of the Company. In order to avoid any potential appearance of a conflict of interest, counsel recommended that it would be desirable to replace Mr. Barrekette on the Audit Committee with another outside director who has no family or business relationship to any member of management.

5.  Other  Recommendations.  Legal  counsel  also  recommended  that  the  Audit
Committee consult with PricewaterhouseCoopers LLP as to any additional recommendations that PricewaterhouseCoopers LLP may have to improve the
Company's internal controls, or, otherwise, to put in place structural, personnel or organizational changes that will help minimize the risk of material misstatements of any future financial statements.

     A summary of legal counsel's findings and a copy of Ernst & Young LLP's report of agreed-upon procedures were provided to PricewaterhouseCoopers LLP on August 16, 1999. On August 25, 1999, the Audit Committee of the Company provided PricewaterhouseCoopers LLP with a letter stating that (a) the Board of Directors would undertake all reasonable measures, in a timely fashion, to retain an appropriate individual to fill the role of Chief Operating Officer with full authority for the operations of the Company, including the accounting and financial reporting functions; (b) the Chief Operating Officer and Chief Financial Officer will report directly to the Audit Committee; (c) the Chief Executive Officer will be involved in decisions regarding overall Company strategy and will report to the Audit Committee; (d) the Audit Committee will assume responsibility for the implementation of the roles of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer; and (e) the Board has also undertaken to adopt and is implementing the recommendations contained in the report of legal counsel. Subsequent to its receipt of such letter,
PricewaterhouseCoopers LLP informed the Company of its resignation as independent accountants for the Company. PricewaterhouseCoopers LLP did not indicate the reason for its resignation and stated to Company management that it was PricewaterhouseCoopers LLP's firm policy not to provide the reason for resignation. At the time of its resignation, PricewaterhouseCoopers LLP had not completed its audit of the financial statements of the Company for the fiscal year ended March 31, 1999 and had not reassessed the scope of its audit in light of the results of the independent investigation.

     During the two most recent fiscal years and through September 17, 1999, the Company has not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided by Grant Thornton LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of  Regulation  S-K, or a  reportable  event as that term is defined in
Item 304(a)(1)(v) of Regulation S-K. Grant Thornton LLP has audited the Company's financial statements for the years ended March 31, 1999 and 2000.

--------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.
--------------------------------------------------------------------------------


                             SOLICITATION OF PROXIES

     The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.


                      PROPOSALS FOR THE 2001 ANNUAL MEETING

     Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2001 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the Company's executive office at 31-00 47th Avenue, Long Island City, New York 11101, no later than the close of business on April 11, 2001. Proposals should be sent to the attention of the Secretary. Pursuant to the Company's By-laws, in order for business to be properly brought before an annual meeting of stockholders by a Stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting not less than ninety days prior to the date of such meeting; provided, however, that if less than ninety days' notice or prior public disclosure of the date of such meeting is given to stockholders or made, the stockholder must give such written notice no later than the close of business on the tenth (10th) day following the day on which notice or public disclosure of the date of such meeting is given or made. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's By-laws.

                                     GENERAL

     The Company's Annual Report for the fiscal year ended March 31, 2000 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

     The information set forth in this Proxy Statement under the caption "Executive Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.


                                         By Order of the Board of Directors


                                         Zvi N. Raskin
                                         Secretary

                            SCHICK TECHNOLOGIES, INC.


                                      PROXY


                         Annual Meeting of Stockholders
                               September 14, 2000


                 (Solicited On Behalf Of The Board Of Directors)

The undersigned stockholder of Schick Technologies, Inc. hereby constitutes and appoints David B. Schick, Jeffrey Slovin and Zvi N. Raskin, and each and any of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Schick Technologies, Inc. to be held at Yip's Food Court, at 31-00 47th Avenue, Long Island City, New York. on Thursday, September 14, 2000 at 5:00 p.m., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present.


--------------------------------------------------------------------------------
         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
        DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
        IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                    AND FOR EACH OF THE FOLLOWING PROPOSALS.
--------------------------------------------------------------------------------

     1.   Election of four directors nominated by the Board of Directors.

          [ ] FOR all nominees listed          [ ]   WITHHOLD AUTHORITY
              below (except as indicated to          to vote for all nominees
              the contrary below)

     Three year terms:  David Schick and Allen Schick Ph.D.

     Two year terms: Euval S. Barrekette, Ph.D and Jonathan Blank, Esq.

(INSTRUCTION: To withhold authority to vote for any nominee, write such nominee's name in the space provided below.)

                         -------------------------------

                         -------------------------------

                         -------------------------------
                  (Continued and to be signed on reverse side)

     2. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, as described in the Proxy Statement accompanying the Notice of Annual Meeting of Stockholders.

        [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

     3. Proposal to amend the 1996 Employee Stock Option Plan described in the Proxy Statement accompanying the Notice of Annual Meeting of Stockholders.

        [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

     4. Proposal to amend the 1997 Stock Option Plan for Non-Employee Directors described in the Proxy Statement accompanying the Notice of Annual Meeting of Stockholders.

        [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

     5. Proposal to ratify the selection of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending March 31, 2001.

        [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

     6. In their discretion, upon such other matters as may come properly before the meeting.

     Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

     Receipt is  acknowledged  of the Notice of Annual Meeting of  Stockholders,
the  Proxy  Statement   accompanying  such  Notice  and  the  Annual  Report  to
stockholders for the fiscal year ended March 31, 2000.

__________________________ ,2000   _______________________________
Date                               Stockholder(s) signature(s)


__________________________ ,2000   _______________________________
Date                               Stockholder(s) signature(s)

Note: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

                                   APPENDIX A

                                  DRAFT CHARTER
                                     OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.    PURPOSE

      The primary function of the Audit Committee of the Schick Technologies Board of Directors (the "Audit Committee") is to provide assistance to the directors of Schick Technologies (the "Company") in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

      The Audit Committee's primary duties and responsibilities are to:

(i) Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

(ii) Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

(iii) Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

II.   COMPOSITION

      The Audit Committee shall be elected by the Board and shall be comprised of three or more directors (the precise number to be determined by the Board), all of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as members of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

      Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

      The Audit Committee shall meet at follows:

(i)   Four times annually, or more frequently as circumstances dictate;

(ii) Once annually with Company Management, the Company's principal accounting officer and the independent accountants;

(iii) Once each quarter with the independent accountants and Company Management to review the Company's financials, consistent with Section IV(iii) below. The Chair of the Audit Committee may represent the entire Committee for purposes of these meetings;

(iv) Four times annually, or more frequently as circumstances dictate, with the Company's Chief Executive Officer for the purpose of obtaining his report to the Audit Committee;

(v) Four times annually, or more frequently as circumstances dictate, with the Company's Chief Financial Officer for the purpose of obtaining his report to the Audit Committee; and

(vi) Four times annually, or more frequently as circumstances dictate, with the Company's Chief Operating Officer for the purpose of obtaining his report to the Audit Committee.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, The Audit Committee shall:

(i) Review and update this Charter periodically, as deemed necessary or appropriate by the Board of Directors or members of the Audit Committee.

(ii) Review the Company's annual financial statements and any other financial information filed with the S.E.C. or disseminated to the public, including any certification, report, opinion, or review rendered by the independent accountants.

(iii) Review with financial management and the independent accountants each Form 10-Q quarterly report prior to its filing. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.

Independent Accountants

(iv) Recommend to the Board of Directors the yearly selection of the independent accountants (considering independence and effectiveness) and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

(v)   Review the performance of the independent accountants.

(vi) Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

                          Financial Reporting Processes

(vii) In consultation with the independent accountants and the Company's accounting personnel, review the integrity of the Company's financial reporting processes, both internal and external.

(viii)Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

                               Process Improvement

(ix) Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

(x) Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(xi) Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

(xii) Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

(xiii)Review activities, organizational structure, and qualifications of the Company's accounting and finance department.

(xiv) Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

(xv) Review, with the Company's counsel, any legal proceedings that could have a significant impact on the Company's financial statements.

(xvi) Perform any other activities consistent with this Charter, the Company's By-Laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.


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